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                                                                       Exhibit P

                                CREDIT AGREEMENT
                            dated as of July 30, 2004


                                      Among

                               PICCHIO PHARMA INC.
                                  (as Borrower)



                                     - and -



                             NATIONAL BANK OF CANADA
                                   (as Lender)





                ================================================

                            CDN. $25,000,000 FACILITY

                ================================================









                              MCCARTHY TETRAULT LLP


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                                TABLE OF CONTENTS

                                                                            PAGE
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1 - INTERPRETATION.............................................................1

      1.1    Definitions.......................................................1
      1.2    Qualifying Securities Market Value................................6
      1.3    Currency Conversions..............................................7
      1.4    Accounting Terms and Calculations.................................7
      1.5    Time..............................................................7
      1.6    Headings and Table of Contents....................................7
      1.7    Governing Law.....................................................7
      1.8    Previous Agreements...............................................7
      1.9    Inconsistency.....................................................7

2 - THE FACILITY...............................................................8

      2.1    The Facility......................................................8
      2.2    Purpose and Nature of the Facility................................8
      2.3    Borrowing Options.................................................8
      2.4    Borrowing Base Limitations........................................8
      2.5    Notice of Borrowings..............................................8
      2.6    Overdraft Utilizations............................................9
      2.7    Conversions and Renewals..........................................9
      2.8    Extension of the Facility........................................10

3 - ACCEPTANCES...............................................................10

      3.1    Period and Amounts...............................................10
      3.2    Disbursement.....................................................10
      3.3    Power of Attorney................................................10
      3.4    Depository Bills.................................................11
      3.5    Availability.....................................................11

4 - LIBOR LOANS...............................................................11

      4.1    Amounts and Periods..............................................11
      4.2    Changed Circumstances............................................11
      4.3    Conversion Prior to Maturity.....................................12

5 - FEES AND INTEREST.........................................................12

      5.1    Structuring Fee..................................................12
      5.2    Extension Fee....................................................12
      5.3    Standby Fee......................................................12
      5.4    Acceptance Fees..................................................12
      5.5    Interest on Prime Rate Loans.....................................12
      5.6    Interest on US Base Rate Loans...................................12
      5.7    Interest on Libor Loans..........................................12


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                                     - ii -

      5.8    Calculation of Interest Rates....................................13
      5.9    Interest on Arrears..............................................13

6 - REPAYMENT, PREPAYMENT AND REDUCTION.......................................13

      6.1    Repayment of the Facility........................................13
      6.2    Mandatory Prepayments............................................13
      6.3    Optional Prepayments.............................................13
      6.4    Reduction of the Facility........................................14

7 - PLACE OF PAYMENT, CURRENCY AND TAXES......................................14

      7.1    Place of payments................................................14
      7.2    Time of Payments.................................................14
      7.3    Currency.........................................................14
      7.4    Judgment Currency................................................14
      7.5    Payments Net of Taxes............................................15

8 - CONDITIONS PRECEDENT TO BORROWINGS........................................15

      8.1    Conditions Precedent to the Initial Borrowing....................15
      8.2    Conditions Precedent to all Borrowings...........................16
      8.3    Waiver of Conditions Precedent...................................16
      8.4    Early Termination of the Facility................................16

9 - SECURITY..................................................................16

      9.1    Guarantees.......................................................16
      9.2    Security over Qualifying Securities..............................17
      9.3    Pledges......................................................... 17
      9.4    Purpose of the Security..........................................17
      9.5    Effectiveness and Contents of Security Documents.................17
      9.6    Release of Qualifying Securities.................................17
      9.7    Release of Power Technology Guarantee............................18

10 - REPRESENTATIONS AND WARRANTIES...........................................19

      10.1   Corporate Existence and Capacity.................................19
      10.2   Authorization and Validity.......................................19
      10.3   No Breach........................................................19
      10.4   Approvals........................................................19
      10.5   Compliance with Laws and Permits.................................20
      10.6   Litigation.......................................................20
      10.7   No Default.......................................................20
      10.8   Taxes............................................................20
      10.9   Restriction on Payments..........................................20
      10.10  Corporate Structure..............................................20
      10.11  Financial Statements and Fiscal Year.............................21
      10.12  No Material Change...............................................21
      10.13  True and Complete Disclosure.....................................21

11 - AFFIRMATIVE COVENANTS....................................................21

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                                    - iii -

      11.1   General Covenants................................................21
      11.2   Ownership of Luxco...............................................22
      11.3   Use of Proceeds..................................................22
      11.4   Further Assurances...............................................22
      11.5   Representations and Warranties...................................22

12 - NEGATIVE COVENANTS.......................................................22

      12.1   Negative Pledge..................................................23
      12.2   Indebtedness.....................................................23
      12.3   Limitations on Fundamental Changes...............................23
      12.4   Distributions....................................................23

13 - REPORTING REQUIREMENTS...................................................24

      13.1   Annual Reporting.................................................24
      13.2   Quarterly Reports................................................24
      13.3   Borrowing Base Report............................................24
      13.4   Reporting from Time to Time......................................25

14 - EVENTS OF DEFAULT AND REMEDIES...........................................25

      14.1   Events of Default................................................25
      14.2   Remedies.........................................................26

15 - MISCELLANEOUS............................................................27

      15.1    Books and Accounts..............................................27
      15.2    Determination...................................................27
      15.3    Prohibition on Assignment.......................................27
      15.4    Notes...........................................................27
      15.5    Costs and Expenses..............................................27
      15.6    No Waiver.......................................................27
      15.7    Irrevocability of Notices of Borrowings.........................27
      15.8    Indemnification.................................................28
      15.9    Communications..................................................28
      15.10   Counterparts....................................................28

16 - NOTICES..................................................................28

      16.1     Sending of Notices.............................................28
      16.2     Receipt of Notices.............................................29
      CORPORATE STRUCTURE CHART...............................................31

SCHEDULE "B"..................................................................32

       NOTICE OF BORROWING [CONVERSION OR RENEWAL]............................32

SCHEDULE "C"..................................................................33

       COMPLIANCE CERTIFICATE.................................................33

SCHEDULE "D"..................................................................34

       BORROWING BASE REPORT..................................................34


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                                     - iv -

SCHEDULE "E"..................................................................35

        ADDRESSES FOR NOTICE PURPOSES.........................................35













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                                CREDIT AGREEMENT

     THIS AGREEMENT is made as of July 30, 2004 between PICCHIO PHARMA INC., a corporation incorporated under the laws of Canada (the "Borrower") and NATIONAL BANK OF CANADA, a Canadian bank (the "Lender").

                                    RECITALS

A. The Borrower has requested the Lender to make available to the Borrower a 364-day revolving facility in a principal amount of Cdn.$25,000,000 or the equivalent amount thereof in US Dollars for general corporate and investment purposes.

B. The Lender is willing to make the Facility available to the Borrower on the terms and subject to the conditions set out in this Agreement.

     THEREFORE, the parties agree as follows:

                               1 - INTERPRETATION

1.1  DEFINITIONS

     In this Agreement, unless the context otherwise requires, the following terms have the respective meanings set out below (and all such terms that are defined in the singular have the corresponding meaning in the plural and vice versa).

     "ACCEPTANCE" means, at the Lender's discretion, either a depository bill subject to the Depository Bills and Notes Act (Canada) or a bill of exchange subject to the Bills of Exchange Act (Canada), in each case, drawn by the Borrower on and accepted by the Lender;

     "AFFILIATE" means, with respect to a Person, any other Person that directly or indirectly Controls, or is Controlled by, or is under common Control with, that Person;

     "BORROWING BASE" means, at any time, the sum of:

     (a) 25% of the Market Value at such time of Qualifying Securities consisting of Neurochem Shares that are subject to the Security;

     (b) 25% of the Market Value at such time of Qualifying Securities (other than Neurochem Shares) issued by entities Controlled by the Borrower and that are subject to the Security;

     (c) 50% of the Market Value at such time of Qualifying Securities (other than Neurochem Shares) issued by entities not Controlled by the Borrower and that are subject to the Security;


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                                     - 2 -


     (d) the principal amount (i.e.$5,000,000) of the Guarantee given by Power Technology in favour of the Lender provided that such Guarantee is still in effect at such time; and

     (e) the principal amount (i.e. $5,000,000) of the Guarantee given by Mr. Francesco Bellini in favour of the Lender provided that such Guarantee is still in effect at such time provided that the sum of items (a), (b) and (c) must at all times represent at least 60% of the outstanding Borrowings (expressed in Dollars);

     "BORROWINGS" means the Prime Rate Loans, the US Base Rate Loans, the Acceptances and the Libor Loans;

     "BRANCH OF ACCOUNT" means a branch of the Lender where the Lender and the Borrower have established an account for the Facility;

     "BUSINESS DAY" means a day on which banks are open for business in Montreal and in Toronto, excluding Saturday and Sunday; where such term is used in the context of a US Base Rate Loan, such day must also be a day on which banks are open for business in New York City and where such term is used in the context of a Libor Loan, such day must also be a day on which banks are open for business in London, England;

     "CDOR RATE" means, for any day, the arithmetic average of the bankers' acceptances discount rates of Schedule I banks for the applicable period which appear on the Reuter's Screen CDOR Page at 10:00 a.m., or if such day is not a Business Day, then on the immediately preceding Business Day; provided however, that if such rates are not available, then the CDOR Rate for any day will be the bankers' acceptances discount rate of the Lender for the applicable period as of 10:00 a.m. on such day, or if said day is not a Business Day, then on the immediately preceding Business Day;

     "CONTROL" (including any correlative term) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or trust interests, by contract or otherwise); without limiting the generality of the foregoing (i) a Person is deemed to Control a corporation if such Person (or such Person and its Affiliates) holds outstanding shares of the corporation carrying votes in sufficient number to elect a majority of the board of directors of the corporation, (ii) a Person is deemed to Control a partnership if such Person (or such Person and its Affiliates) holds more than 50% in value of the equity of the partnership, (iii) a Person is deemed to Control a trust if such Person (or such Person and its Affiliates) holds more than 50% in value of the beneficial interests in the trust, and (iv) a Person that controls another Person is deemed to Control any Person controlled by that other Person;

     "CREDIT DOCUMENTS" means this Agreement, the Security Documents, any note issued pursuant to Section 15.4 and any other present and future document relating to any of the foregoing, in each case, as amended, supplemented or restated;

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                                     - 3 -


     "DEFAULT" means any event or circumstance which constitutes an Event of Default or which, with the passage of time, the giving of a notice or both, would constitute an Event of Default;

     "DISCOUNT RATE" means, with respect to any issue of Acceptances, the discount rate of the Lender in effect at or about 10:00 a.m. on the relevant date for bankers' acceptances of the Lender for a period comparable to the period of such Acceptances;

     "DISCOUNTED PROCEEDS" means , with respect to any issue of Acceptances, an amount (rounded to the nearest whole cent and with one-half of one cent being rounded up) calculated by multiplying:

     (a)  the aggregate face amount of such Acceptances; by

     (b) the price, where the price is determined by dividing one by the sum of one plus the product of:

          (i) the Discount Rate applicable to such Acceptances (expressed as a decimal); and

          (ii) a fraction, the numerator of which is the number of days in the period of such Acceptances and the denominator of which is 365;

with the price as so determined being rounded up or down to the fifth decimal place and .000005 being rounded up;

     "DISTRIBUTION" means any payment in cash or in kind that provides an income (including interest or dividend) or a return on, or constitutes a distribution or redemption of, the equity or capital of a Person (other than by way of the issuance of new equity interests);

     "DOLLAR" and the symbol $ mean lawful money of Canada;

     "FACILITY" means the revolving facility made available to the Borrower pursuant to this Agreement;

     "FACILITY MATURITY DATE" means the Business Day immediately preceding the first anniversary date of this Agreement or such other subsequent date as may be agreed between the Lender and the Borrower further to an extension request made in accordance with Section 2.8 provided that if any such other date is not a Business Day then the applicable Facility Maturity Date will fall on the immediately preceding Business Day;

     "FUNDED DEBT" means, with respect to a Person, and without duplication, all obligations that under GAAP should be classified on such Person's balance sheet as liabilities or to which reference should be made by footnotes thereto, (i) including, whether or not so classified, Guarantees and Liens granted in respect of Funded Debt of another Person, but (ii) excluding deferred taxes, trade accounts payable, obligations under operating leases and other accrued obligations incurred in the ordinary course of business, and (iii) being understood that bankers' acceptances are included in Funded Debt for their face amount;


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                                     - 4 -


     "GAAP" means generally accepted accounting principles in Canada or where reference must be made to GAAP in relation to Luxco, in Luxembourg, in each case which are in effect from time to time;

     "GUARANTEE" means any obligation, contingent or not, directly or indirectly guaranteeing any liability or indebtedness of any Person or protecting a creditor of such Person from a loss in respect of any such liability or indebtedness or having the same economic effect;

     "GUARANTOR" means each of Mr. Francesco Bellini, Luxco and Power
Technology;

     "HEDGING AGREEMENT" means any foreign exchange contract, interest rate hedging contract and any other financial contract or arrangement capable of protecting the Borrower against fluctuations in currencies or interest rates;

     "LIBOR" means, with respect to any Libor Loan, the annual rate of interest determined by the Lender as being the rate (rounded upwards to the nearest multiple of 1/16%) for deposits in US Dollars in the London interbank market which is shown on the applicable Telerate page of the Telerate Service as of 11:00 a.m. (London, England time) on the second Business Day prior to the commencement of the applicable Libor Loan and for a comparable period, or if such rate is not available, the average (determined by the Lender in accordance with its normal practices and rounded up to the nearest 1/16%) of the rates per annum which leading banks in the London interbank market offer to the Lender for placing deposits in U.S. Dollars at approximately 11:00 a.m. (London time) on the second Business Day prior to the commencement of the applicable Libor Loan and for a comparable period;

     "LIBOR LOAN" means a loan denominated in US Dollars bearing interest at Libor, increased by the margin provided in this Agreement;

     "LIEN" means any hypothec, security interest, mortgage, lien, right of preference, pledge, assignment by way of security or any other agreement or encumbrance of any nature that secures the performance of an obligation, and a Person is deemed to own subject to a Lien any property or assets that it has acquired or holds subject to the right of a vendor or lessor under any conditional sale agreement, capital or synthetic lease or similar agreement (other than an operating lease) relating to such property or assets;

     "LUXCO" means P.P. Luxco Holdings II S.A.R.L., a corporation incorporated under the laws of Luxembourg and having its registered office at 20 avenue Monterey, B.P. 603/L - 2016 Luxembourg;

     "MARKET VALUE" means, in relation to Qualifying Securities, the market value of such Qualifying Securities, as determined in accordance with Section 1.2;

     "MATERIAL ADVERSE CHANGE" means any change, condition, event or occurrence which, when considered individually or together with other changes, conditions, events or occurrences, could reasonably be expected to have a Material Adverse Effect;

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                                     - 5 -


     "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect on the condition (financial or otherwise), business, operations, assets, liabilities (absolute or contingent) or prospects of the Borrower taken as a whole, (ii) a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document, or, (iii) a material impairment of the rights or remedies of the Lender under any Credit Document;

     "NEUROCHEM" means Neurochem Inc., a corporation incorporated under the laws of Canada and having its registered office at 275 Armand-Frappier Blvd., Laval (Quebec) H7V 4A7;

     "NEUROCHEM SHARES" means common shares of the capital stock of Neurochem;

     "PERMITTED LIENS" means Liens imposed or arising by operation of law, in respect of obligations not yet due or which have been postponed or are being contested in good faith and by appropriate proceedings to the extent that adequate reserves are maintained;

     "PERSON" means any natural person, legal person, corporation, company, partnership, joint venture, unincorporated organization, business trust or any other entity;

     "POWER TECHNOLOGY" means Power Technology Investment Corporation;

     "PRIME RATE" means, for any day, the greater of:

     (a) the annual rate of interest established by the Lender as being its reference rate then in effect for determining interest rates for commercial loans denominated in Dollars made in Canada; and

     (b) the CDOR Rate for bankers' acceptances with a period of one month, plus 1.25%;

     "PRIME RATE LOAN" means a loan denominated in Dollars bearing interest at the Prime Rate;

     "QUALIFYING SECURITIES" means:

     (a) freely negotiable shares, partnership units and trust units listed and traded on any recognized stock exchange of Canada or the United States and in respect of which quotations are published for every business day; and

     (b)  freely negotiable bonds and other debt securities

          (i) which have received a credit rating equal to or better than "A" from Dominion Bond Rating Service or any equivalent credit rating from another reputable credit rating agency of Canada or the United States, and

          (ii) which are actively traded on an organized market in Canada or the United States and in respect of which quotations are published at least on a weekly basis;


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                                     - 6 -


     "SECURITY" means the security and Guarantees provided to the Lender pursuant to Article 9;

     "SECURITY DOCUMENTS" means any document or agreement evidencing or relating to the Security;

     "SUBSIDIARY" means a Person that is under the Control of another Person;

     "US BASE RATE" means, for any day, the greater of:

     (a) the annual rate of interest established by the Lender as being its reference rate then in effect for determining interest rates for commercial loans denominated in US Dollars made in Canada; and

     (b) the federal funds effective rate in effect on such day (or if such day is not a Business Day, then on the preceding Business Day), plus 1.25%; the term "federal funds effective rate" means the rate usually designated as such and as published by the Federal Reserve Bank of New York for the relevant Business Day, or if such rate is not available on any Business Day, the rate that the Lender is prepared to offer, at approximately 9:00 a.m. on such day, for overnight deposits in US Dollars in New York;

     "US BASE RATE LOAN" means a loan denominated in US Dollars and bearing interest at the US Base Rate;

1.2  QUALIFYING SECURITIES MARKET VALUE

     (a) At any time, the Market Value of Qualifying Securities will be calculated using only the market value of Qualifying Securities which have been the subject of at least one trade on a recognized stock exchange or organized market in the last seven business days preceding such time. Qualifying Securities which have not been traded at least once during such seven-day period will not be taken into account for the purposes of calculating the Market Value of the Qualifying Securities included in the Borrowing Base;

     (b) On any date, the Market Value of any Qualifying Security will be the close market price published in respect of such security for the most recent business day during which said security has been the subject of at least one trade. If quotations for such business day have been published for more than one stock exchange or market, such Market Value will be calculated using the close market price published for the stock exchange or market on which such security has been the most actively traded;

     (c) For the purposes of Sections 1.2(a) and 1.2(b), a business day is a day where trades can be made through the relevant stock exchange or market;


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                                     - 7 -


     (d) If, on any date, the Market Value of Qualifying Securities of any class (calculated as provided in Section 1.2(b) is less than $5 per share or other security, then no Qualifying Securities of such class will be included in the Borrowing Base for such date.

1.3  CURRENCY CONVERSIONS

     Where any amount expressed in any currency has to be converted or expressed in another currency, or where its equivalent in another currency has to be determined (or vice versa), the calculation is made at the exchange rate announced or quoted by the Lender in accordance with its normal practices at or around noon on the preceding Business Day for the relevant currency against the other currency (or vice versa).

1.4  ACCOUNTING TERMS AND CALCULATIONS

     Unless otherwise provided, (i) terms and expressions of an accounting or financial nature have the respective meanings given to such terms and expressions under GAAP; (ii) calculations must be made in accordance with GAAP insofar as applicable, and (iii) financial statements must be prepared on a consolidated basis.

1.5  TIME

     Except where otherwise indicated in this Agreement, any reference to time means local time in Montreal.

1.6  HEADINGS AND TABLE OF CONTENTS

     The headings and the Table of Contents are inserted for convenience of reference only and do not affect the construction or interpretation of this Agreement.

1.7  GOVERNING LAW

     This Agreement is governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

1.8  PREVIOUS AGREEMENTS

     This Agreement supersedes any previous agreement in connection with the Facility.

1.9  INCONSISTENCY

     In the event of inconsistency between this Agreement and any other Credit Document, the provisions of this Agreement must be accorded precedence.


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                                     - 8 -


                                2 - THE FACILITY

2.1  THE FACILITY

     The Lender agrees to make the Facility available to the Borrower in an aggregate maximum amount at any time not exceeding $25,000,000 or the equivalent amount thereof in US Dollars.

2.2  PURPOSE AND NATURE OF THE FACILITY

     (a) The Borrower will use the Facility for general corporate, working capital and investment purposes;

     (b) The Facility will revolve and, accordingly, Borrowings may be obtained, repaid and re-borrowed by the Borrower until the Facility Maturity Date.

2.3  BORROWING OPTIONS

     Borrowings may be obtained in the form of:

     (a)  Prime Rate Loans;

     (b)  Acceptances;

     (c)  US Base Rate Loans; and

     (d)  Libor Loans.

2.4  BORROWING BASE LIMITATIONS

     (a) The Borrower must ensure that the aggregate amount of all outstanding Borrowings (expressed in Dollars) will not at any time exceed the lesser of (i) the amount of the Facility, and (ii) the Borrowing Base. Accordingly, the Borrower may not request a Borrowing if the making of such Borrowing would result in such limit being exceeded;

     (b) The Borrower must also ensure that the portion of the Borrowing Base consisting of Qualifying Securities will at all times represent at least 60% of the outstanding Borrowings (expressed in Dollars). Accordingly, the Borrower may not request a Borrowing if the making of such Borrowing would result in such requirement not being met.

2.5  NOTICE OF BORROWINGS

     To obtain a Borrowing, the Borrower must give a notice to the Lender specifying:


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                                     - 9 -


     (a)  the selected form of Borrowing;

     (b) the amount of the Borrowing, with a minimum of $500,000 (or US $500,000 as the case may be) per Borrowing;

     (c)  the date of the Borrowing, which must be a Business Day; and

     (d)  to the extent applicable, the period of the Borrowing.

The notice must be given by telephone not later than 11:00 a.m. one Business Day prior to the Borrowing, except in the case of a Libor Loan where the notice must be given not later than 10:00 a.m. three Business Days prior to the date of such Libor Loan. Each telephone notice must be followed by a written confirmation on the same date, in the form of Schedule "B" or in any other manner as may be agreed between the Lender and the Borrower.

2.6  OVERDRAFT UTILIZATIONS

     The notice and minimum amount requirements otherwise applicable to Borrowings do not apply to Borrowings in the form of Prime Rate Loans or US Base Rate Loans (as applicable) obtained by way of overdrafts in accounts opened for such purpose with the Lender. Any cheque or payment instruction or debit authorization from the Borrower and resulting in an overdraft in any such account will be deemed to be a request for such a Borrowing, in a multiple of $25,000 or US$25,000 (as applicable) that is sufficient to cover the overdraft.

2.7  CONVERSIONS AND RENEWALS

     (a) The Borrower may convert from one form of permitted Borrowings to another form of permitted Borrowings the whole or any part of the outstanding Borrowings and renew Acceptances and Libor Loans, provided that Acceptances and Libor Loans may not be converted prior to the maturity of their respective periods.

     (b) The notice requirements of Section 2.5 applies to a conversion or a renewal with such modifications as may be required.

     (c) Unless they are repaid, converted or renewed upon the maturity date of their respective periods, (i) Acceptances will then become Prime Rate Loans for the face amount of such Acceptances, and (ii) Libor Loans will then become US Base Rate Loans.

     (d) Any conversion to Borrowings in another currency is effected by the repayment of the Borrowings to be so converted and by the re-borrowing of an equivalent amount in the other currency.


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                                     - 10 -


2.8  EXTENSION OF THE FACILITY

     The Borrower may request an extension of the Facility Maturity Date for a 364-day period by delivering a written request for such an extension to the Lender between the 90th day and the 60th day prior to the then current expiry date of the Facility. If the Lender agrees to the extension request on or before the 30th day prior to the then current expiry date of the Facility, the Lender will so notify the Borrower and the Facility Maturity Date will be extended for a 364-day period beginning at the then current expiry date of the Facility. Otherwise, the Facility Maturity Date will not be extended and the Lender will so notify the Borrower.

                                3 - ACCEPTANCES

3.1  PERIOD AND AMOUNTS

     Acceptances

     (a) are for periods of one, two, three or six months, but must mature on a date which is a Business Day and which is no later than the Facility Maturity Date;

     (b)  are denominated in Dollars, with a minimum of $500,000 per issue;

     (c)  constitute outstanding Borrowings for their face amount;

     (d)  do not bear interest nor carry any days of grace; and

     (e) may be discounted by the Lender for its own account or may be sold to third parties.

3.2  DISBURSEMENT

     (a) The amount to be disbursed to the Borrower with respect to Acceptances discounted by the Lender is the Discounted Proceeds of such Acceptances, less the applicable acceptance fee.

     (b) In the case of an issue of Acceptances for the purposes of replacing existing Borrowings, the Borrower must, concurrently with such issue, pay to the Lender an amount equal to the aggregate amount of the Borrowings so replaced. The amount so paid to the Lender will be applied to the portion of the Borrowings which have been replaced by such Acceptances.

3.3  POWER OF ATTORNEY

     Upon any issue of Acceptances, the Lender is authorized to sign, complete, endorse and deliver on behalf of the Borrower the Acceptances to be so issued and to do all things necessary or useful in order to facilitate such issuance. The Lender is also authorized to make the necessary arrangements for the negotiation and delivery of Acceptances intended to be sold on the money market.

3.4  DEPOSITORY BILLS

     Acceptances that are "depository bills" within the meaning of the Depository Bills and Notes Act (Canada) may be deposited by the Lender with the Canadian Depository for Securities Limited ("CDS") and such Acceptances may be dealt with by the Lender with the rules and procedures of CDS.

3.5  AVAILABILITY

     The availability of Acceptances is subject to funds being available for such purpose in the Canadian money market; the Lender will notify the Borrower if Acceptances cease to be so available as well as when availability resumes. The Borrower must ensure that no more than five different issues of Acceptances are outstanding at any time.

                                4 - LIBOR LOANS

4.1  AMOUNTS AND PERIODS

     (a) Libor Loans may be obtained for periods of one, two, three or six months, but must mature on a Business Day which is not later than the Facility Maturity Date;

     (b) Libor Loans must be in multiples of US $500,000, with a minimum of US $500,000 per Borrowing; and

     (c) The Borrower must ensure that no more than five different Borrowings by way of Libor Loans are outstanding at any time under the Facility.

4.2  CHANGED CIRCUMSTANCES

     If the Lender determines that:

     (a)  it is unable to obtain US Dollars in the London inter-bank market,

     (b) a law, regulation, administrative decision or guideline, or a Court decision has made it unlawful or prohibits the Lender from making or maintaining Libor Loans, or has imposed costs or constraints on the Lender that do not exist on the date hereof in respect of Libor Loans, or

     (c) Libor is less than its effective funding cost for making or maintaining Libor Loans,

the Lender may so notify the Borrower and no new Borrowing by way of Libor Loans, no conversion into Libor Loans and no renewal of Libor Loans may be made from the date of the notice until the cause of such determination has ceased to exist. In any such case, Borrowings that otherwise would have been made by way of Libor Loans will be made by way of US Base Rate Loans.

4.3  CONVERSION PRIOR TO MATURITY

     If it becomes unlawful or prohibited for the Lender to maintain Libor Loans, all Libor Loans will become US Base Rate Loans on the date of the notice given pursuant to Section 4.2.

                             5 - FEES AND INTEREST

5.1  STRUCTURING FEE

     The Borrower must pay to the Lender, concurrently with the execution of this Agreement, a structuring fee in an amount of $50,000.

5.2  EXTENSION FEE

     Upon any extension of the Facility (as provided in Section 2.8), the Borrower must pay to the Lender an extension fee of 0.10% of the then amount of the Facility.

5.3  STANDBY FEE

     The Borrower must pay to the Lender a standby fee on the unused portion of the Facility. The standby fee will be calculated daily at an annual rate of 0.50% and will be payable quarterly in arrears on the first Business Day of the following quarter.

5.4  ACCEPTANCE FEES

     Upon the issue of any Acceptance, the Borrower must pay to the Lender an acceptance fee at an annual rate of 1.75%. The acceptance fee will be calculated on the face amount of the applicable Acceptance and for the number of days included in the period of same.

5.5  INTEREST ON PRIME RATE LOANS

     Prime Rate Loans bear interest at the Prime Rate in effect from time to time. The interest is payable monthly on the 26th day of each month.

5.6  INTEREST ON US BASE RATE LOANS

     US Base Rate Loans bear interest at the US Base Rate in effect from time to time. The interest is payable monthly on the 26th day of each month.

5.7  INTEREST ON LIBOR LOANS

     Each Libor Loan bears interest at the Libor applicable to each such loan, plus 1.75%. The interest is payable at the maturity of the period of the loan or, if the period of such loan is more than 90 days, at 90-day intervals during the period of the loan.

5.8  CALCULATION OF INTEREST RATES

     (a) Interest rates and standby and acceptance fees are annual rates and are calculated daily on the basis of a 365-day year, except for Libor Loans, where rates are calculated on the basis of a 360-day year.

     (b) For the purposes of the Interest Act (Canada) only, the annual rate of interest equivalent to a rate calculated on the basis of a 365-day or 360-day year is equal to the rate so calculated multiplied by the actual number of days included in a given year and divided by 365 days (or by 360 days, in the case of a rate calculated on the basis of a 360-day year).

5.9  INTEREST ON ARREARS

     (a) Any amount which is not paid when due (in principal, interest or otherwise) will bear interest at the Prime Rate in effect from time to time, increased by 2%, in the case of an amount to be paid in Dollars, and at the US Base Rate in effect from time to time, increased by 2%, in the case of an amount to be paid in US Dollars.

     (b) Interest on arrears of interest is compounded monthly and is payable on demand.

                    6 - REPAYMENT, PREPAYMENT AND REDUCTION

6.1  REPAYMENT OF THE FACILITY

     The Borrower must repay in full the outstanding Borrowings and pay all other amounts owing hereunder on the Facility Maturity Date.

6.2  MANDATORY PREPAYMENTS

     The Borrower must make such prepayments as may be necessary to ensure that

     (a) the aggregate amount of the outstanding Borrowings (expressed in Dollars) under the Facility will not at any time exceed the lesser of
          (i) the amount of the Facility, and (ii) the Borrowing Base; and

     (b) the portion of the Borrowing Base consisting of Qualifying Securities will at all times represent at least 60% or more of the outstanding Borrowings (expressed in Dollars).

6.3  OPTIONAL PREPAYMENTS

     (a) The Borrower may at any time make prepayments on Borrowings outstanding under the Facility without affecting its right to re-borrow under the Facility up to its maximum available amount. The notice requirements of Section 2.5 (adapted accordingly) apply to any such prepayment if the amount of same is $500,000 (or US $500,000) or more.

     (b) No prepayment may be made in respect of Acceptances or Libor Loans before the maturity date of their respective periods.

6.4  REDUCTION OF THE FACILITY

     The Borrower may, on giving not less than ten Business Days prior notice to the Lender, permanently reduce the amount of the Facility by amounts of not less than $1,000,000. The notice of reduction must specify the amount of the reduction, and the Business Day when the reduction will be become effective.

                    7 - PLACE OF PAYMENT, CURRENCY AND TAXES

7.1  PLACE OF PAYMENTS

     Unless otherwise provided or agreed between the Borrower and the Lender, all payments to be made by the Borrower must be made at the Branch of Account. Any payment due by the Borrower may be charged to any account maintained by the Borrower with the Lender at the Branch of Account.

7.2  TIME OF PAYMENTS

     Any payment that is due on a day that is not a Business Day may be made on the next Business Day but will bear interest until received in full. All payments must be made in funds which are immediately available on the date on which payment is due.

7.3  CURRENCY

     Unless otherwise provided, all amounts owing under any Borrowing are payable in the currency of such Borrowing and all other amounts are payable in Dollars.

7.4  JUDGMENT CURRENCY

     If a judgment is rendered against the Borrower for an amount owed hereunder and if the judgment is rendered in a currency ("other currency") other than that in which such amount is owed under this Agreement ("currency of the Agreement"), the Borrower will pay, if applicable, at the date of payment of the judgment, an additional amount equal to the excess (i) of the said amount owed under this Agreement, expressed into the other currency as at the date of payment of the judgment, over (ii) the amount of the judgment. For the purposes of obtaining the judgment and making the calculation referred to in (i), the exchange rate will be the spot rate at which the Lender, on the relevant date, may in Montreal, sell the currency of the Agreement to obtain the other currency. Any additional amount owed under this Section will constitute a cause of action distinct from the cause of action which gave rise to the judgment, and said judgment shall not constitute res judicata in that respect.

7.5  PAYMENTS NET OF TAXES

     If, due to the existence of any tax or levy, the Borrower or a Guarantor is compelled by law to make any withholding or deduction in respect of any payment due or made by the Borrower or a Guarantor, the Borrower must pay to the Lender such additional amount as may be necessary in order that the payment actually received be equal to the payment which otherwise would have been received in the absence of such withholding or deduction (including in the absence of any additional withholding or deduction in respect of any additional amount payable pursuant to this Section 7.5). However, this Section 7.5 will not apply in respect of a tax on the overall net income or the capital of the Lender and will not apply to any tax or levy arising by reason of the Lender assigning its rights to a non-resident of Canada.

                     8 - CONDITIONS PRECEDENT TO BORROWINGS

8.1  CONDITIONS PRECEDENT TO THE INITIAL BORROWING

     The Borrower may not obtain any Borrowing under the Facility until the following conditions precedent have been fulfilled to the satisfaction of the
Lender:

     (a)  no Material Adverse Change has occurred since December 31, 2003;

     (b) Qualifying Securities consisting of 2,400,000 Neurochem Shares must have been made subject to the Lender's Security pursuant to Article 9;

     (c) all fees and expenses owing by the Borrower to the Lender at the time of execution of this Agreement must have been paid in full;

     (d) the Lender must have received, in form and substance satisfactory to it, each of the following documents:

          (i) a copy of the constitutive documents of each of the Borrower and the corporate Guarantors;

          (ii) a certificate of good standing in respect of the Borrower and the corporate Guarantors;

          (iii) a copy of the documents evidencing the authority and attesting to the authenticity of the signatures of the Persons acting on behalf of each of the Borrower and the Guarantors;

          (iv)  the Security Documents required to be delivered pursuant to
                Article 9;

          (v) the audited consolidated financial statements of the Borrower and Power Technology and the unaudited financial statements of Luxco for the fiscal year ended December 31, 2003 (as approved in writing by at least one director of Luxco), the unaudited balance sheet of Luxco as at July 12, 2004 and the balance sheet of Mr. Francesco Bellini as at June 30, 2004;

          (vi) a Borrowing Base report in the form of Schedule "D", as of the second Business Day prior to the initial Borrowing;

          (vii) a direction of payment for the repayment and cancellation of the credit facility previously made available to the Borrower by Royal Bank of Canada; and

          (viii) legal opinions addressed to the Lender from counsel to the Borrower and the Guarantors and counsel to the Lender, relating to such matters as the Lender may reasonably require.

8.2  CONDITIONS PRECEDENT TO ALL BORROWINGS

     The Borrower may not obtain any Borrowing or convert or renew any
Borrowing:

     (a) if the Lender has not received timely notice of such Borrowing, conversion or renewal; or

     (b)  if a Default has occurred and is continuing.

Each notice of Borrowing or of the renewal or conversion of a Borrowing constitutes a certification by the Borrower that no Default has occurred and is continuing.

8.3  WAIVER OF CONDITIONS PRECEDENT

     The conditions precedent provided for in this Article 8 are for the sole benefit of the Lender. The Lender may waive such conditions precedent, in whole or in part, with or without conditions, without prejudice to any other or future rights that it might have against the Borrower and any other Person.

8.4  EARLY TERMINATION OF THE FACILITY

     If all of the conditions precedent provided for in Section 8.1 have not been previously fulfilled or waived, the Facility will terminate on August 16, 2004.

                                  9 - SECURITY

9.1  GUARANTEES

     (a) The Guarantors must guarantee in favour of the Lender the performance of all obligations of the Borrower under the Facility and the Hedging Agreements, up to a principal amount of $5,000,000 in the case of each of Power Technology and

          Mr. Francesco Bellini and of $40,000,000 in the case of Luxco. For greater certainty, the liability of each Guarantor under its Guarantee is in addition to the liability of any other Guarantor under such other Guarantor's Guarantee

     (b) Each such Guarantee must also include a representation that the Guarantor concerned has the financial ability to meet his or its obligations under his or its Guarantee.

9.2  SECURITY OVER QUALIFYING SECURITIES

     The Borrower will provide or cause Luxco to provide security to the Lender over Qualifying Securities with an aggregate Market Value that is sufficient for the Market Value of all Qualifying Securities subject to the Security to represent at all times at least 60% of all outstanding Borrowings (expressed in Dollars).

9.3  PLEDGES

     Qualifying Securities subject to the Security must be evidenced by freely negotiable certificates and such certificates must be delivered to the Lender by way of pledge.

9.4  PURPOSE OF THE SECURITY

     The Security over Qualifying Securities will secure the obligations of the Borrower under the Facility and Hedging Agreements with the Lender as well as Mastercard facility and other sundry facilities made available to the Borrower by the Lender for cash management purposes.

9.5  EFFECTIVENESS AND CONTENTS OF SECURITY DOCUMENTS

     The Security must be at all times effective against third parties and first-ranking with respect to all property intended to be covered thereby. Each Security Document must be in form and substance satisfactory to the Lender and remain valid and in force at all times. The Security Documents will include such legal opinions, Lien searches and certificates as the Lender may reasonably require.

9.6  RELEASE OF QUALIFYING SECURITIES

     In the event that the portion of the Borrowing Base consisting of Qualifying Securities increases beyond 75% of the amount of the Facility, then the Lender, upon request from the Borrower and provided that no Default has occurred and is continuing, will release from the Security within three Business Days from such request a sufficient number of Qualifying Securities for the portion of the Borrowing Base consisting of Qualifying Securities to represent not more than 75% of the amount of the Facility.

9.7  RELEASE OF POWER TECHNOLOGY GUARANTEE

     (a) Power Technology will be entitled to obtain a release from its Guarantee, and also the release mentioned in Section 9.7(b) with respect to the Security, if the following conditions are fulfilled:

          (i) the public announcement (whether or not required under securities laws), through a press release or other form of general disclosure, of the intention of Power Technology to conclude a transaction (the "TRANSACTION") whereby 50% of the assets of Luxco and/or the Borrower will be transferred to or otherwise disposed of in favour of Power Technology or an Affiliate thereof;

          (ii) the delivery by Power Technology of a prior written notice specifying the closing date of the proposed transaction (the "TRANSACTION DATE") and requesting a release of Power Technology's Guarantee on such date, the notice period to be at least 30 days from the date of the announcement referred to in clause (i);

          (iii) the delivery by the Borrower, concurrently with the notice specified in clause (ii), of a notice of reduction pursuant to
               Section 6.4 whereby the amount of the Facility will be reduced by 50% on the transaction date;

          (iv) the making of all prepayments as may be necessary in order that the outstanding Borrowings (expressed in Dollars) on the transaction date be not in excess of the lesser of (i) the amount of the Facility, after giving effect to the reductions, and (ii) the Borrowing Base as at the transaction date, calculated without having regard to Power Technology's Guarantee;

          (v) no Event of Default has occurred or is continuing on the transaction date; and

          (vi) the Lender has been provided with satisfactory evidence of compliance with the requirements of clauses (i) through (v);

     (b) If all of the conditions set out in Section 9.7(a) are fulfilled, the Lender will release Power Technology from its Guarantee and release from the Security the assets to be disposed of pursuant to the transaction which may then be subject to the Security, such releases to become effective at 11:59 p.m. on the transaction date. If, however, the transaction is not consummated on the transaction date specified in the notice referred to in clause (ii) of Section 9.6(a) (or on such other date as may be agreed to in writing with the Lender) or if any of said conditions is not fulfilled, then the Guarantee of Power Technology will remain in full force and effect and the assets referred to above will not be released from the Security.

                      10 - REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that:

10.1 CORPORATE EXISTENCE AND CAPACITY

     Each of the Borrower and Luxco

     (a) is a Person duly constituted and organized, validly existing and in good standing under the laws of the jurisdiction of its constitution;

     (b) has all requisite corporate or other power necessary to own its assets and carry on its business as now being or as proposed to be conducted; and

     (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

10.2 AUTHORIZATION AND VALIDITY

     Each of the Borrower and Luxco has all necessary power, authority and legal right to execute, deliver and perform its obligations under the Credit Documents to which it is a party, has duly authorized by all necessary action the execution, delivery and performance of its obligations under such Credit Documents and has duly and validly executed and delivered the Credit Documents to which it is a party. The obligations of each of the Borrower and Luxco under the Credit Documents to which it is a party constitute legal, valid and binding obligations, enforceable against such Person in accordance with their terms.

10.3 NO BREACH

     The execution and delivery of the Credit Documents and the performance by each of the Borrower and Luxco of their respective obligations thereunder will not conflict with, result in a breach of or require any consent under, the constitutive documents or by-laws of any of them, or any applicable law or regulation in any material respect, or any order or decision of any court or governmental authority or agency, or any agreement to which any of them is a party or by which it or any of its property is bound.

10.4 APPROVALS

     Except for filings or registrations required to perfect the Security, no authorization, approval or consent of, nor any filing or registration with, any governmental or regulatory authority or agency, is necessary for the execution, delivery or performance by each of the Borrower and Luxco of the Credit Documents to which it is a party or to ensure the legality, validity or enforceability thereof.

10.5 COMPLIANCE WITH LAWS AND PERMITS

     Each of the Borrower and Luxco is in compliance in all material respects with all laws and regulations applicable to it and its business and assets. Each of the Borrower and Luxco holds all material permits, licenses, approvals, consents and other authorizations required under all such laws and regulations to own its assets and to carry on its business as now being or as proposed to be conducted.

10.6 LITIGATION

     There are no legal or arbitration proceedings, or any proceedings by or before any governmental or regulatory authority or agency, or, to the best of its knowledge any claim or investigation by any such authority or agency now pending or, to the best of its knowledge, threatened against any of the Borrower or the Guarantors or any of their properties or rights which, when considered individually or together with other such proceedings, claims, investigations or disputes, could have a Material Adverse Effect if adversely determined.

10.7 NO DEFAULT

     No Default has occurred and is continuing.

10.8 TAXES

     Each of the Borrower and Luxco has filed all income tax returns and all other material tax returns and paid all taxes material in their amount that are required to be filed or paid by it. The charges, accruals and reserves on the books of the Borrower and Luxco in respect of taxes and other governmental charges are adequate.

10.9 RESTRICTION ON PAYMENTS

     Luxco is not subject to any law, regulation, agreement or legal impediment (other than laws of general application) that prohibits, restricts or imposes any condition upon the ability of Luxco to pay Distributions.

10.10 CORPORATE STRUCTURE

     The Corporate Structure Chart reproduced on Schedule "A" contains a complete and correct list of all of the shareholders of the Borrower and Luxco and indicates (i) the jurisdiction of formation of the Borrower and Luxco (ii) the nature of the ownership interests held by each such Person as at the date hereof in Neurochem and the percentage of ownership represented by such ownership interests, (iii) the jurisdiction of the registered and chief executive offices of the Borrower and Luxco and (iv) any prior name (including any pre-amalgamation corporate name) of the Borrower and Luxco.

10.11 FINANCIAL STATEMENTS AND FISCAL YEAR

     The last financial statements of each of the Borrower and Luxco are complete and correct and fairly present their respective financial condition and results of operation as at their stated date, all in accordance with GAAP. Except as reflected or disclosed in such financial statements, none of the Borrower and Luxco has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that have not been disclosed in writing to the Lender. The fiscal year of each of the Borrower and Luxco ends on December 31 of each year.

10.12 NO MATERIAL CHANGE

     There has been no Material Adverse Change since December 31, 2003.

10.13 TRUE AND COMPLETE DISCLOSURE

     The information, reports, financial statements and documents furnished or to be furnished by or on behalf of the Borrower and Luxco to the Lender in connection with the negotiation, preparation, execution, delivery or performance of the Credit Documents, when taken as a whole, do not and will not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           11 - AFFIRMATIVE COVENANTS

11.1 GENERAL COVENANTS

     The Borrower will, and will cause Luxco to:

     (a) Legal Existence - preserve and maintain its legal existence and all of its material rights, privileges and licenses;

     (b) Legal Compliance - comply in all material respects with the requirements of all laws and regulations applicable to it and its business and assets and with all orders of governmental or regulatory authorities;

     (c) Payment of Taxes - pay and discharge all material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property or assets prior to the date on which penalties or interest attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

     (d) Maintenance of Property - maintain all of its material properties and assets used or useful in its business in good working order and condition, ordinary wear and tear excepted;

     (e) Material Agreements - perform its obligations under and preserve and maintain in force all agreements to which it is a party that are material to its operations and business;

     (f) Insurance - insure and keep insured its material property, assets and business, and will maintain civil liability insurance for such coverage as a prudent administrator would obtain in the case of similar property, assets and businesses;

     (g) Records - keep adequate records and books of account, in which complete entries will be made in accordance with GAAP; and

     (h) Access - permit representatives of the Lender, upon reasonable prior notice and during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its properties or assets, and to discuss its business and affairs with its officers and directors.

11.2 OWNERSHIP OF LUXCO

     The Borrower will own at all times all of the outstanding shares or other ownership interests of Luxco.

11.3 USE OF PROCEEDS

     The Borrower will use the Facility only for the purposes permitted under this Agreement. The Borrower will not use the Facility to finance any private or public tender offer for the shares or other securities of a Person whose governing body has not approved such offer ("hostile take-over").

11.4 FURTHER ASSURANCES

     The Borrower will cooperate with the Lender and execute such further instruments and documents as the Lender may reasonably request to carry out to its satisfaction the transactions contemplated by the Credit Documents.

11.5 REPRESENTATIONS AND WARRANTIES

     The Borrower will ensure that all representations made in this Agreement are true and correct at all times, except for representations made as of a date expressly stated therein.

                            12 - NEGATIVE COVENANTS



     The Borrower covenants and agrees that:

12.1 NEGATIVE PLEDGE

     None of the Borrower or Luxco will create, incur, assume or suffer to exist any Lien on any of their property that is subject to the Security and on any Neurochem Shares owned by them, except for the Security and Permitted Liens.

12.2 INDEBTEDNESS

     None of the Borrower or Luxco will create, incur, assume or permit to exist any Funded Debt other than indebtedness to the Lender, provided that (i) the issuance of preferred shares by the Borrower to Power Technology or a Person Controlled by Mr. Francesco Bellini or by Luxco to the Borrower, (ii) the declaration of dividends on such shares, or (iii) guarantee fees payable by the Borrower to Luxco not exceeding $20,000 in any fiscal year will not be considered Funded Debt.

12.3 LIMITATIONS ON FUNDAMENTAL CHANGES

     None of the Borrower and Luxco will:

     (a) enter into any transaction of merger or amalgamation, or liquidate, wind up or dissolve itself, except that the Borrower may merge or amalgamate with any of its wholly-owned Subsidiary provided that the following conditions are fulfilled:

          (i)   no Default occurs as a result of the merger or amalgamation;

          (ii) the surviving or amalgamated entity executes and delivers to the Lender all such documents as may be necessary or advisable to confirm that such entity is bound as successor of the Borrower by all Credit Documents to which the Borrower was party;

          (iii) the Lender has been provided prior to or concurrently with the merger or amalgamation with satisfactory evidence of compliance with the requirements of clauses (i) and (ii) including such financial information, certificates, documents and legal or other professional opinions as the Lender may reasonably request;

     (b) carry on any business directly or indirectly, other than investment and portfolio management activities and activities ancillary or reasonably related thereto.

12.4 DISTRIBUTIONS

     The Borrower will not make any Distribution if there is a Default or if such Distribution could result in a Default.

                          13 - REPORTING REQUIREMENTS

13.1 ANNUAL REPORTING

     The Borrower will deliver to the Lender, as soon as possible and, in any event, within 120 days after the end of each fiscal year of the Borrower:

     (a) the audited annual financial statements of the Borrower, on a consolidated basis, without any material qualification;

     (b) the annual financial statements (audited, to the extent available), of each of the corporate Guarantors, on a consolidated basis in the case of Power Technology;

     (c) the annual financial statements of each entity Controlled by the Borrower (audited, to the extent available)to the extent that such entity is an issuer of Qualifying Securities included in the Borrowing Base at the time of delivery of the statements referred to in Section
          13.1 (a); and

     (d)  the unaudited balance sheet of Mr. Francesco Bellini;

and, by no later than 90 days after the beginning of each fiscal year, the annual operating and investment budget of the Borrower for such fiscal year, including an income statement, a balance sheet, a statement of cash flow and the relevant assumptions.

13.2 QUARTERLY REPORTS

     The Borrower will deliver to the Lender, as soon as possible and, in any event within 45 days after the end of each fiscal quarter:

     (a) the unaudited financial statements of the Borrower for the relevant fiscal quarter, on a consolidated basis;

     (b) a letter from each of Mr. Francesco Bellini and Power Technology confirming his (its) financial ability to meet his (its) obligations under his (its) Guarantee; and

     (c) a compliance certificate relating to the covenants herein in the form of Schedule "C".

13.3 BORROWING BASE REPORT

     Within 5 Business Days after the end of each month, the Borrower will deliver to the Lender, a Borrowing Base Report in the form of Schedule "D".

13.4 REPORTING FROM TIME TO TIME

     The Borrower will promptly notify the Lender of any Default. The Borrower will also furnish the Lender all information, documents and records and allow any enquiry, study, audit or inspection that the Lender may reasonably request in connection with the business, financial condition, property, assets or prospects of the Borrower, or to verify compliance with the obligations of the Borrower under any Credit Document.

                      14 - EVENTS OF DEFAULT AND REMEDIES

14.1 EVENTS OF DEFAULT

     The occurrence of one or more of the following events constitutes an event of default ("Event of Default") under the Credit Documents:

     (a) the Borrower defaults in the payment when due of any amount owing under the Facility in respect of principal, interest or acceptance fee, or defaults for more than three Business Days in the payment of any other amount owing under a Credit Document or an Hedging Agreement with the Lender;

     (b) anyone or more than one of the Borrower and the Guarantors is or are in default in respect of any obligation or obligations exceeding in the aggregate $1,000,000 and, in each case, such default continues after the applicable notice or grace period, if any, provided that a claim that a default exists under any such obligation will not be considered an Event of Default as long as such claim is diligently contested in good faith;

     (c) any representation, warranty or certification made or deemed made by the Borrower or any Guarantor in any Credit Document proves to be false or misleading as of the time made in any material respect;

     (d)  any of the provisions of Article 9 is not complied with;

     (e)  any of the covenants contained in Article 12 is not complied with;

     (f) any of the Borrower or the Guarantors becomes unable to pay its debts generally as such debts become due or is adjudicated bankrupt or insolvent or ceases to carry on its business;

     (g) any of the Borrower or the Guarantors (i) applies for or consents to or is the subject of an order for the appointment of a receiver, interim receiver, trustee (or any Person performing similar functions) in respect of itself or of all or a substantial part of its assets,
          (ii) makes a general assignment for the benefit of its creditors,
          (iii) takes advantage of any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or (iv) takes any action for the purpose of effecting any of the foregoing;

     (h) a proceeding is commenced or any similar action is taken against any of the Borrower or the Guarantors seeking (i) its bankruptcy, reorganization, liquidation, dissolution, arrangement or winding-up, or similar relief, (ii) the appointment of a receiver, interim receiver, trustee (or any Person performing similar functions) in respect of itself or of all or any substantial part of its assets, or
          (iii) the seizure or the attachment of, or the enforcement of remedies on, any significant part of its assets and, in each case, such proceeding (or similar action) is not dismissed or withdrawn after a period of 60 days, provided that such grace period will apply only if such proceeding (or action) is diligently contested in good faith and does not disrupt the business or normal operations of the Person concerned;

     (i) any of the Borrower or the Guarantors defaults in the performance of any of its other obligations under a Credit Document and, if such default is capable of being remedied, same continues unremedied for a period of 30 days after notice by the Lender to the Borrower;

     (j) the Control of the Borrower is acquired by any Person (or by a group of Persons acting in concert) except for an acquisition of Control by FMRC Family Trust in circumstances where the Facility is reduced further to the fulfillment of the conditions set out in Section 9.7;

     (k) Mr. Francesco Bellini is not a director of the Borrower at the time the Control of the Borrower is acquired by FMRC Facmily Trust as contemplated in Section 14.1(j) or thereafter ceases to be a director of the Borrower;

     (l)  a Material Adverse Change.

14.2 REMEDIES

     If an Event of Default occurs and is continuing, the Lender may, on giving a notice to the Borrower take any one or more of the following actions:

     (a)  terminate the right of the Borrower to use the Facility;

     (b) declare all indebtedness of the Borrower under the Credit Documents to be immediately payable and demand immediate payment of the whole or part thereof; and

     (c) exercise any or all of the rights and remedies of the Lender including its rights and remedies under any Credit Document;

provided that the right of the Borrower to use the Facility will automatically terminate and all indebtedness of the Borrower under the Credit Documents will automatically become due and payable without any notice upon the occurrence of any Event of Default specified in Section 14.1(f) or Section 14.1(g).

                               15 - MISCELLANEOUS

15.1 BOOKS AND ACCOUNTS

     The Lender will keep books and accounts evidencing the transactions made pursuant to this Agreement. Absent manifest error, such books and accounts will be deemed to represent accurately such transactions and the indebtedness of the Borrower.

15.2 DETERMINATION

     In the absence of manifest error, any determination made by the Lender of the amounts payable hereunder will be conclusive and binding upon the Borrower.

15.3 PROHIBITION ON ASSIGNMENT

     The Borrower may not assign its rights under this Agreement.

15.4 NOTES

     At the request of the Lender, the Borrower will execute in favour of the Lender a note evidencing its indebtedness under this Agreement.

15.5 COSTS AND EXPENSES

     The Borrower must pay on demand the amount of all reasonable costs and expenses (including legal and other professional and consultant fees) incurred by the Lender in connection with the implementation of the Facility and the preparation, negotiation, execution and administration of the Credit Documents, as well as the reasonable costs and expenses incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Credit Document.

15.6 NO WAIVER

     The omission by the Lender to exercise any of its rights will not be deemed to be a waiver of the exercise of any such right subsequently. The omission by the Lender to notify any Person of the occurrence of a Default will not be deemed to be a waiver of the right of the Lender to avail itself of such Default.

15.7 IRREVOCABILITY OF NOTICES OF BORROWINGS

     The Borrower may not cancel a notice of Borrowing, conversion, renewal, reduction or prepayment. The Borrower must indemnify the Lender in respect of any loss resulting from its failure to act in accordance with such notice.

15.8 INDEMNIFICATION

     (a) If any law, regulation, administrative decision or guideline or decision of a Court which is binding upon the Lender (i) increases the cost of the Facility for the Lender or (ii) reduces the income receivable by the Lender from the Facility (including, without limitation, by reason of the imposition of reserves, taxes or requirements as to the capital adequacy of the Lender but in no event by reason of taxes on the overall net income of the Lender), the Lender may send to the Borrower a statement indicating the amount of such additional cost or reduction of income; in the absence of manifest error, this statement shall be conclusive evidence of the amount of such additional cost or reduction of income and the Borrower must pay forthwith said amount to the Lender.

     (b) The Borrower must pay on demand the amount of any breakage cost and other loss suffered by the Lender as a result of the conversion or repayment of a Borrowing before the maturity date of its period, irrespective of the cause of such conversion or repayment (including a repayment resulting from a demand for payment after the occurrence of an Event of Default). In the absence of manifest error, a statement prepared by the Lender indicating the amount of such cost or other loss and the method by which same was calculated will be binding and conclusive.

15.9 COMMUNICATIONS

     The Lender is entitled to rely in its dealings with the Borrower upon any instruction or notice which the Lender believes in good faith to have been given by a Person authorized to give such instruction or notice or to make the applicable transaction.

15.10 COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together constitute one and the same instrument. A party may execute this Agreement by signing any counterpart.

                                  16 - NOTICES

16.1 SENDING OF NOTICES

     Unless otherwise provided, any notice to be given to a party in connection with this Agreement will be given in writing and will be given by personal delivery, by a reputable delivery service, by telecopier or (except for any notice pursuant to Article 14) by electronic mail, addressed to the recipient at its address specified in Schedule "E" hereof or at such other address as may be notified by such party to the others pursuant to this Article.

16.2 RECEIPT OF NOTICES

            Any notice given by personal delivery or by a delivery service will be conclusively deemed to have been given at the time of such delivery and, if given by telecopier or by electronic mail, on the day of transmittal if before 3:00 p.m. on a Business Day, or on the following Business Day if such transmission occurs on a day which is not a Business Day or after 3:00 p.m. on a Business Day. If the telecopy or electronic transmission system suffers any interruptions by way of a strike, slow-down, a force majeure, or any other cause, a party giving a notice must do so using another means of communication not affected by the disruption.




                         [THE SIGNATURES OF THE PARTIES APPEAR ON THE NEXT PAGE]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.


                                    NATIONAL BANK OF CANADA

                             Per:   /s/ Jean Delorme
                                    --------------------------------------------
                                    Name:  Jean Delorme
                                    Title: Manager


                             Per:   /s/ Laurent Genest
                                    --------------------------------------------
                                    Name:  Laurent Genest
                                    Title: Manager


                                    PICCHIO PHARMA INC.

                             Per:   /s/ Francesco Bellini
                                    --------------------------------------------
                                    Name:  Francesco Bellini
                                    Title:


                             Per:   /s/ Leslie Raenden
                                    --------------------------------------------
                                    Name:  Leslie Raenden
                                    Title:

                                 SCHEDULE " A "

                            CORPORATE STRUCTURE CHART

SCHEDULE A

                                                        Power Corporation
                                                             of Canada

                                                                  100%

                                                         Power Technology
          FMRC Family Trust                                 Investment
                                                            Corporation

             50%                                                 50%

                              Picchio Pharma Inc.

                                        100%

                                   P.P. Luxco
                               Holdings II S.a.r.l

                                        100%

                                Neurochem Shares

JURISDICTION OF FORMATION

Picchio Pharma Inc.
-------------------
Incorporated under the laws of Canada

P.P. Luxco Holdings II S.a.r.l
------------------------------
Incorporated under the laws of Luxembourg

NATURE OF THE OWNERSHIP INTERESTS

Picchio Pharma owns shares ("parts sociales") of P.P. Luxco
Holdings II S.a.r.l

P.P. Luxco Holdings II S.a.r.l owns common shares and warrants of Neurochem Inc.

LOCATION OF THE REGISTERED AND CHIEF EXECUTIVE OFFICES
Picchio Pharma Inc.
-------------------
759, Carre Victoria, Bureau 224, Montreal, Quebec, H2Y 2J7

P.P. Luxco Holdings II S.a.r.l
------------------------------
20 avenue Monterey, B.P. 603/L - 2016 Luxembourg

PREVIOUS NAMES
Picchio Pharma: Picchio Pharmaceuticals Inc.

P.P. Luxco Holdings II S.a.r.l: N/A

                                 SCHEDULE " B "

                               NOTICE OF BORROWING
                             [CONVERSION OR RENEWAL]

                                                                        [ DATE ]
NATIONAL BANK OF CANADA
[address]


                 RE: CREDIT AGREEMENT DATED AS OF JULY 30, 2004

Sirs:

     Reference is made to the above-mentioned Credit Agreement entered into between the undersigned and the National Bank of Canada.

     We confirm our request for a Borrowing [or for a conversion or renewal] to be made on [date], the details of which are as follows:

     - Form of Borrowing: [Prime Rate, Acceptances, US Base Rate Loan or Libor Loan];

     -  Amount:

     -  Date of Borrowing: [or of conversion or renewal]

     -  Period [where applicable]:

     On the date hereof, we certify that the representations and warranties set forth in the Credit Agreement are still true and correct in all material respects and that no Default has occurred and is continuing.

                                               PICCHIO PHARMA INC.


                                               Per:


Note: This form (adapted accordingly) may also be used for a notice of repayment.

                                 SCHEDULE " C "

                             COMPLIANCE CERTIFICATE

                                                                        [ DATE ]

NATIONAL BANK OF CANADA
[address]


                    RE: CREDIT AGREEMENT DATED JULY 30, 2004

     Reference is made to the above-mentioned Credit Agreement entered into between, Picchio Pharma Inc. (the "Borrower") and National Bank of Canada. I am the President of the Borrower and I hereby certify in such capacity that, to the best of my knowledge, but after reasonable enquiry, the representations and warranties set forth in the Credit Agreement are still true and correct in all material respects and that no Default has occurred and is continuing.

                                           ------------------------------------
                                           Name:

                                 SCHEDULE " D "

                              BORROWING BASE REPORT

                                                                        [ DATE ]

NATIONAL BANK OF CANADA
[address]

                 RE: CREDIT AGREEMENT DATED AS OF JULY 30, 2004

     Reference is made to the above-mentioned Credit Agreement entered into between Picchio Pharma Inc. (the "Borrower") and the National Bank of Canada. I am the President of the Borrower and I hereby certify in such capacity that:

1. As at [date], the Borrowing Base (expressed in Dollars) amounted to $- in the aggregate and the details of the calculation of such amount are set forth in the annex attached hereto.

2. The calculation of the Market Value of the Qualifying Securities included in the Borrowing Base has been made in accordance with the requirements of the Credit Agreement.


                                            -----------------------------------
                                            Name:

                                 SCHEDULE " E "

                          ADDRESSES FOR NOTICE PURPOSES

NATIONAL BANK OF CANADA                             PICCHIO PHARMA INC.
National Accounts                                   759 Square Victoria
600 de la Gauchetiere West (ground floor)           Suite 224
Montreal, Quebec, H3B 4L2                           Montreal, Quebec, H2Y 2J7

Attention: Director                                 Attention: President
Fax: (514) 394-4144                                 Fax: (514) 286-7464